GLADE M. KNIGHT

DEAR SHAREHOLDER

Springtime greetings from Apple Hospitality Five, Inc. I am delighted to share with you the operational performance that the Company’s 28 hotels reported for the first quarter of this year. Our upscale, extended-stay and select-service Marriott®- and Hilton®-branded hotels, with 3,717 guestrooms spread across 15 states, exceeded our expectations and we anticipate continued success throughout the year.

For the three-month period ending March 31, 2007, our hotels achieved an average daily rate (ADR) of $125, a seven percent increase over last year’s rate for the same period and the highest the Company has ever reported. This amount paired with stable occupancy levels year over year, drove our revenue per available room up to $93, a seven percent increase over the RevPAR for the same period last year. According to Smith Travel Research, the U.S. hotel industry as a whole experienced a slight decrease in occupancy levels during the first quarter due to an increase in the number of rooms available. However, according to the research company, overall demand for rooms was up during the first quarter and is expected to continue to strengthen throughout the year.

During the first quarter of 2007, we paid shareholders dividends of $0.23 per share, representing an 8.3 percent annual return on an $11 share price. Funds from operations (FFO) reached $13.3 million or $0.29 per share, a notable 12 percent increase over the same period last year.

We continue to increase the value of your investment through the diligent and cost effective asset management of our properties. As such, we plan to implement several Marriott and Hilton brand initiatives at our hotels this year that will reflect the latest in industry trends from the installation of flat-panel, high-definition televisions in our guestrooms to the implementation of new, upgraded hot breakfasts. Our property improvement projects are ongoing and reflect our commitment to customer satisfaction, which ultimately translates into our commitment to increasing the value of your investment.

Industry analysts agree that the outlook for 2007 is positive, marked by continued strong demand and increasing ADR. I look forward to sharing our continued progress with you. Thank you for investing with us!

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2007	Three months ended March 31, 2006
REVENUES
SUITE REVENUE	$31,482	$29,665
OTHER REVENUE	2,230	1,972

TOTAL REVENUES	$33,712	$31,637

EXPENSES
DIRECT OPERATING EXPENSE	$7,439	$7,246
OTHER HOTEL OPERATING EXPENSES	12,107	11,604
GENERAL AND ADMINISTRATIVE	795	657
DEPRECIATION	3,391	3,112
INTEREST, NET	97	170

TOTAL EXPENSES	$23,829	$22,789

NET INCOME	$9,883	$8,848

NET INCOME PER SHARE	$0.22	$0.20

FUNDS FROM OPERATIONS (A)
NET INCOME	$9,883	$8,848
DEPRECIATION OF REAL ESTATE OWNED	3,391	3,053

FUNDS FROM OPERATIONS	$13,274	$11,901

FFO PER SHARE	$0.29	$0.26

WEIGHTED-AVERAGE SHARES OUTSTANDING	45,120	45,097

OPERATING STATISTICS
OCCUPANCY	74%	75%
AVERAGE DAILY RATE	$125	$117
REVPAR	$93	$87
DIVIDENDS PER SHARE	$0.23	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands )	March 31, 2007	December 31, 2006
ASSETS
INVESTMENT IN REAL ESTATE-NET	$396,126	$398,461
CASH AND CASH EQUIVALENTS	99	747
OTHER ASSETS	12,590	8,600

TOTAL ASSETS	$408,815	$407,808

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE	$7,866	$4,497
OTHER LIABILITIES	1,277	3,295

TOTAL LIABILITIES	9,143	7,792
TOTAL SHAREHOLDERS’ EQUITY	399,672	400,016

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$408,815	$407,808

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles - GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2007 and the results of operations for the interim period ended March 31, 2007. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Five, Inc. 2006 Annual Report.

APPLE HOSPITALITY FIVE

Portfolio of hotels

STATE / CITY	PROPERTY	UNITS
ARIZONA
Tucson	Courtyard	153
Tucson	Residence Inn	120

CALIFORNIA
Cypress	Residence Inn	155

COLORADO
Colorado Springs	Homewood Suites	127

CONNECTICUT
Danbury	SpringHill suites	106

FLORIDA
Tampa	Hilton Garden Inn	95

LOUISIANA
Baton Rouge	Homewood Suites	115

NEVADA
Las Vegas	Marriott Suites	278

NEW JERSEY
Cranbury	Residence Inn	108
Somerset	Residence Inn	108
Lebanon	Courtyard	125

NEW MEXICO
Albuquerque	Homewood Suites	151

NEW YORK
Hauppauge	Residence Inn	100
Westbury	Hilton Garden Inn	140

OHIO
Solon	Homewood Suites	86

TENNESSEE
Nashville	Residence Inn	168

TEXAS
Addison	Courtyard	176
Brownsville	Residence Inn	102
Irving	Residence Inn	100
Dallas	Residence Inn	139
Fort Worth	Courtyard	92
Harlingen	Courtyard	114
Houston	Courtyard	153
Houston	Residence Inn	120
Houston	Courtyard	100
Houston	Residence Inn	120

VIRGINIA
Vienna	Courtyard	206

WASHINGTON
South Federal Way	Courtyard	160

CORPORATE PROFILE

Apple Hospitality Five, Inc. is a real estate investment trust (REIT) focused on the upscale, extended-stay and select service segments of the hotel industry. Our hotels operate under some of the nation's leading hotel brands: Residence Inn® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, SpringHill Suites® by Marriott®, Courtyard® by Marriott® and Marriott Suites®. Our focus is to own high-quality hotels that generate attractive returns for our shareholders. Our portfolio consists of 28 hotels, containing a total of 3,717 guestrooms, diversified among 15 states.

CORPORATE HEADQUARTERS

814 East Main Street
Richmond, VA 23219
(804) 344-8121
(804) 344-8129 FAX
www.applehospitalityfive.com

INVESTOR INFORMATION

For additional information, please contact:
Kelly Clarke, *Director, Investor Services*
804-727-6321 or KClarke@applereit.com

COVER: HILTON GARDEN INN • TAMPA, FL
SHAREHOLDER LETTER:
RESIDENCE INN • CYPRESS, CA

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Marriott Suites®, Residence Inn® by Marriott® and SpringHill Suites® by Marriott® are registered trademarks of Marriott International, Inc.

Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.

Apple Hospitality Five